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                                                                  Exhibit 99.(j)

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Regular and Institutional Services Prospectuses and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 15, 1999, relating to the financial statements and financial highlights of Bernstein Tax-Managed International Value Portfolio (formerly, Bernstein International Value Portfolio), Bernstein International Value Portfolio II, Bernstein Emerging Markets Value Portfolio, Bernstein Intermediate Duration Portfolio, Bernstein Short Duration Plus Portfolio, Bernstein Government Short Duration Portfolio, Bernstein Diversified Municipal Portfolio, Bernstein California Municipal Portfolio, Bernstein New York Municipal Portfolio, Bernstein Short Duration Diversified Municipal Portfolio, Bernstein Short Duration California Municipal Portfolio, Bernstein Short Duration New York Municipal Portfolio, (constituting the twelve portfolios of Sanford C. Bernstein Fund, Inc.), appearing in the September 30, 1999 Annual Report to Shareholders of Sanford C. Bernstein Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Custodian, Transfer Agent, Independent Accountants and Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York  10036
November 15, 1999